                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or 14a-12

                         COMPREHENSIVE CARE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                                [COMPCARE LOGO]

                                                                November 3, 1999

Dear Comprehensive Care Corporation Stockholder:

     On behalf of the Board of Directors and management of your Company, I cordially invite you to attend our Annual Meeting of Stockholders of Comprehensive Care Corporation (the "Company"), and any adjournments or postponements thereof, on Friday, December 10, 1999 at 9:00 a.m., Central Standard Time, at the regional office of the Company, located at 1010 N. Orchard, Suite 9, Boise, Idaho 83705.

     I urge you to attend the Annual Meeting to give us an opportunity to meet you personally and to answer any questions you may have.

     I hope that you will be able to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign and promptly return the enclosed proxy card in the return postage paid envelope provided.

     I look forward to seeing you at the Annual Meeting of Stockholders.

                                          Sincerely,

                                          /s/ CHRISS W. STREET

                                          Chriss W. Street
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                         COMPREHENSIVE CARE CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD FRIDAY, DECEMBER 10, 1999

To the Stockholders of Comprehensive Care Corporation:

     Notice is hereby given that the 1999 Annual Meeting of Stockholders of Comprehensive Care Corporation (the "Company") will be held at the regional office of the Company, located at 1010 N. Orchard, Suite 9, Boise, Idaho 83705 on Friday, December 10, 1999 at 9:00 a.m. Central Standard Time, and any adjournments or postponements thereof for the following purposes:

     1. To elect one Class II director to serve until the year 2002 Annual Meeting of Stockholders and until his successor is elected and qualified; and

     2. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 29, 1999 are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the principal offices of the Company.

                                          By Order of the Board of Directors,

                                          /s/ COURTNEY WATSON
                                          Courtney Watson
                                          Secretary

November 3, 1999

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF A FOLLOW-UP MAILING.

                         COMPREHENSIVE CARE CORPORATION
                       4200 WEST CYPRESS STREET SUITE 300
                              TAMPA, FLORIDA 33607
                                 (813) 876-5036

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 10, 1999

     The Board of Directors of Comprehensive Care Corporation (the "Company") solicits your proxy for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, December 10, 1999 at 9:00 a.m., Central Standard Time, at the regional office of the Company located at 1010 N. Orchard, Suite 9, Boise, Idaho 83705 and any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy are first being mailed on or about November 3, 1999. Following this mailing, certain officers and employees of the Company may solicit proxies by mail, telephone, telecopy, or in person, without additional compensation. Upon request, the Company will reimburse brokers, and other persons holding shares for others, for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of such shares. All solicitation costs, if any, will be paid by the Company.

     The shares held by each person giving a proxy in the accompanying form will be voted at the meeting in accordance with any instructions specified in the proxy. If no instructions are specified, the shares will be voted; FOR the election as a Class II director of the nominee specified herein. A proxy may be revoked by the person giving it any time before its exercise by sending a written notice of such revocation or a later-dated proxy to the Secretary of the Company at the above address or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

     Only stockholders of record at the close of business on October 29, 1999 are entitled to notice of, and to vote at, the Annual Meeting. As of that date, 3,817,812 shares of common stock, $.01 par value per share ("Common Stock"), were outstanding and held of record by stockholders. Stockholders are entitled to one vote for each share of Common Stock held.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock, or 1,908,907 votes, will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of the votes present, in person or by proxy, and entitled to vote. Except as set forth in the next paragraph, approval of any other matter that may properly come before the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. Abstentions will therefore have the effect of negative votes with respect to any matter presented at the Annual Meeting, while broker non-votes will have no effect on any matter presented. If authority to vote for the nominee is withheld on a proxy card, no vote will be cast with respect to the shares represented thereby and the outcome of the election will not be affected.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information concerning the beneficial ownership of Common Stock by the directors of the Company, the executive officers named in the Summary Compensation Table included elsewhere herein, and all directors and executive officers as a group. Such information is given as of October 29, 1999, the record date. According to rules adopted by the Securities and Exchange Commission, a person is the "beneficial owner" of securities if he or she has, or shares, the power to vote such securities or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the Percent of Class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                      AMOUNT AND NATURE
                      NAME OF                           OF BENEFICIAL     PERCENT
                  BENEFICIAL OWNER                        OWNERSHIP       OF CLASS
                  ----------------                    -----------------   --------
Chriss W. Street(1).................................       318,011           8.3%
Mary Jane Johnson(2)................................        10,000             *
Robert J. Landis(3).................................        66,125           1.7%
William H. Boucher(4)...............................           100             *
J. Marvin Feigenbaum(4).............................           250             *
A. Richard Pantuliano(4)............................         5,000             *
All executive officers and directors as a group (6
  persons)(5).......................................       399,486          10.5%

---------------
(1) Includes 12,260 shares held directly and 256,251 shares subject to options that are presently exercisable or exercisable within 60 days of 10/29/99. Also includes 49,500 vested shares under a Restricted Stock Agreement over which the holder has the sole voting power. Does not include 146,250 shares subject to options which are not exercisable within 60 days of the 10/29/99 record date.

(2) Includes 10,000 shares subject to options that are presently exercisable or exercisable within 60 days of the record date. Does not include 85,000 shares subject to options which are not exercisable within 60 days of the 10/29/99 record date.

(3) Includes 500 shares held directly and 65,625 shares subject to options that are presently exercisable. Does not include 75,000 shares subject to options which are not exercisable within 60 days of the 10/29/99 record date.

(4) Served as a director until April 1999.

(5) Includes a total of 18,110 shares held directly, 331,876 shares subject to outstanding options that are presently exercisable or exercisable within 60 days of the 10/29/99 record date, and 49,500 shares of restricted stock over which the holder has sole voting power. Does not include 306,250 shares subject to options which are not exercisable within 60 days of the 10/29/99 record date.

                 PROPOSAL 1 - ELECTION OF ONE CLASS II DIRECTOR

     The number of members that comprise the entire Board of Directors is three in number, of which one is a Class I director; one is a Class II director; and one is a Class III director. The three classes serve staggered three-year terms. Directors for each class are elected at the Annual Meeting of Stockholders held in the year in which the term for such class expires and serve for three years. Ms. Mary Jane Johnson is the Class I director whose term expires at the year 2000 Annual Meeting. Mr. Chriss W. Street is the Class II director whose term expires at the 1999 Annual Meeting. Mr. Robert Landis is the Class III director whose term expires at the year 2001 Annual Meeting. All current directors are employees of the Company and, therefore, do not receive any compensation for serving on the Board of Directors of the Company.

     It is the intention of the persons named as proxies to vote their proxies for the election of Chriss W. Street as a Class II director. Mr. Street is currently Chairman, President and Chief Executive Officer, and has consented to continue to serve as a director if elected.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                         FOR THE NOMINEE LISTED BELOW.

       CLASS II: NOMINEE FOR A THREE-YEAR TERM EXPIRING AT THE YEAR 2002
                         ANNUAL MEETING OF STOCKHOLDERS

Chriss W. Street (Age 49)

     Mr. Street has been employed by the Company as Chairman, President and Chief Executive Officer since 1994. Mr. Street is a Class II director whose term expires at the 1999 Annual Meeting. Mr. Street served on the Stock Option Committee of the Board of Directors of Nu-Tech Bio-Med, Inc. until his resignation on March 1, 1999, a company in which Mr. Feigenbaum is Chairman, President, and Chief Executive Officer. In June 1996, Mr. Street joined the Board of Directors of Fruehauf Trailer Corporation. On October 7, 1996, Fruehauf Trailer Corporation filed for relief under Chapter 11 of the United States Bankruptcy Code and subsequently, Mr. Street was named Chairman, President, and Chief Executive Officer. Fruehauf Trailer Corporation has been operating as a debtor in possession since October 1996, but filed a Plan of Reorganization on July 28, 1998. The Plan became effective October 27, 1998 and Mr. Street currently serves as Trustee for The End of the Road Liquidating Trust. Mr. Street is the founder and principal of Chriss Street & Company, an investment banking corporation specializing in corporate reorganization, factoring and securities trading. Mr. Street served as a board member of the Orange County Employee's Retirement System between February 1996 and December 1997. Mr. Street served as a member of the Board of Directors of StreamLogic Corporation (formerly known as Micropolis Corporation), from February 1996 to May 1997. Mr. Street is a graduate of the University of California, Irvine and the Stanford Business School Executive Program.

               THE FOLLOWING ARE INCUMBENT DIRECTORS WHOSE TERMS
                  ARE NOT EXPIRING AT THE 1999 ANNUAL MEETING

Mary Jane Johnson RN, MBA, (age 49)

     Ms. Johnson has been employed by the Company since August 1996 and was appointed Executive Vice President Clinical Operations in September 1997. In August 1998, Ms. Johnson was appointed to the position of Chief Executive Officer for the Company's principal subsidiary, CompCare. In July 1999, Ms. Johnson was appointed to the position of Chief Operating Officer of Comprehensive Care Corporation. On April 23, 1999, Ms. Johnson was appointed a Class I director to fill a vacancy created by reason of a resignation of J. Marvin Feigenbaum. Her term expires at the year 2000 Annual Meeting. Ms. Johnson served as Executive Director for Merit Behavioral Care from 1993 to 1996. Ms. Johnson, a Registered Professional Nurse, has a Bachelors Degree in Nursing from the State University of New York and a Masters Degree in Business Administration from Adelphi University.

Robert J. Landis, CPA, MBA (age 40)

     Mr. Landis has served as Executive Vice President, Chief Financial Officer, and Treasurer since July 1998. On April 23, 1999, Mr. Landis was appointed a Class III director to fill a vacancy created by reason of a resignation of A. Richard Pantuliano. His term expires at the year 2001 Annual Meeting. Mr. Landis served as Treasurer of Maxicare Health Plans, Inc., a health maintenance organization from November 1988 to July 1998. Mr. Landis, a Certified Public Accountant, received a Bachelors Degree in Business Administration from the University of Southern California and a Masters Degree in Business Administration from California State University at Northridge.

                   BOARD MEETINGS AND DIRECTORS' COMPENSATION

     During the fiscal year ended May 31, 1999, the Board of Directors of the Company held 11 meetings in person or by telephone. In addition, the Board of Directors took actions by written consent on 6 occasions.

Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served during his period of service.

     During Fiscal 1999, each non-employee director was compensated at the rate of $1,333 per month of service. In addition, each non-employee director was compensated at the rate of $1,000 for each Board meeting attended and $500 for each Board meeting conducted telephonically in which they participated. Each non-employee director was also compensated at the rate of $1,200 for each committee meeting attended. Chairpersons of committees created by the Board of Directors were compensated at the rate of $3,000 per annum. The Vice Chairman of the Board was compensated an additional $1,500 per month of service. In addition to their board fees for the current year of service, Messrs. William Boucher, J. Marvin Feigenbaum and A. Richard Pantuliano were each paid a $25,000 honorarium upon their resignation. None of the current directors have received any compensation for serving in such capacity.

                                BOARD COMMITTEES

  Audit Committee

     Until the resignations of Messrs. William Boucher, J. Marvin Feigenbaum and
A. Richard Pantuliano (all of whom were non-employee directors), the Company's audit committee consisted of Messrs. Feigenbaum, Pantuliano and Boucher. The committee's responsibilities include the review of the report of the auditors' findings following the close of the audit and the submittal of a report of such findings to the Board of Directors. It also makes a recommendation to the Board of Directors on the selection of independent public accountants for the subsequent year. The audit committee met three times during Fiscal 1999. The current Board of Directors functions as an audit committee, although it does not include any non-employee director.

  Compensation Committee

     Until the resignations of Messrs. William Boucher, J. Marvin Feigenbaum and
A. Richard Pantuliano (all of whom were non-employee directors), the Company's compensation committee consisted of Messrs. Feigenbaum, Pantuliano and Boucher. The Committee made recommendations regarding all of the compensation of the Company's executives during Fiscal 1999. The Board of Directors did not materially disagree with any such recommendations. The current Board of Directors functions as a compensation committee, although it does not include any non-employee director.

              REPORT REGARDING COMPENSATION OF EXECUTIVE OFFICERS
                       OF COMPREHENSIVE CARE CORPORATION

     The following discussion relates to the compensation committee while it was composed of Messrs. William Boucher, J. Marvin Feigenbaum and A. Richard Pantuliano until their resignations on April 23, 1999.

OVERVIEW AND PHILOSOPHY

     The Committee used a compensation program policy that would enable the Company to attract and retain outstanding executives in the healthcare industry that would assist the Company in meeting its long-range objectives, thereby serving the interests of the Company's stockholders. The Committee's compensation-related decisions in Fiscal 1999 primarily involved awarding its executives base salaries designed to compensate those executives fairly and competitively.

     The Committee approved compensation objectives and policy for all employees and determines compensation amounts, including cash compensation, incentive compensation, and stock option grants, for the Company's executive officers.

     The Committee met to review both cash and non-cash compensation for each executive, and solicited and analyzed periodic reports from external consultants regarding the appropriateness of compensation levels and decisions. The Company's primary objective is to maximize stockholder value over time by developing a comprehensive business strategy coupled with general compensation policies and practices that are linked to and consistent with the Company's defined business strategy.

     The Company's overall pay philosophy is to provide rewards that (1) are linked to both Company performance and individual performance, (2) align employee interests with the interests of its stockholders, (3) are sufficient to attract and retain needed high-quality employees, and (4) provide a mix of cash and potential stock ownership tied to the long-term as well as immediate business strategy.

EXECUTIVE OFFICER COMPENSATION

     The key principles used by the Committee in structuring compensation targets and packages of executive officers and key management are as follows:

     - Long-term and at risk focus so that a significant portion of executive pay is focused toward the long-term strategic objectives, with the realization of rewards only as an extension of shareholder interests.

     - Management development -- support of compensation opportunity structures to attract and retain individuals who can maximize the creation of stockholder value, and motivate employees to attain Company and individual objectives.

     - Equity at risk -- linking of corporate performance and individual rewards, to instill ownership.

     - Recognition of individual contributions as well as overall Company results toward identified business results.

     - Competitive position of both base salary and total compensation with the healthcare industry.

     The Committee used these principles to review and approve appropriate changes of compensation policy and packages.

COMPONENTS OF EXECUTIVE COMPENSATION

     The components of executive compensation at Comprehensive Care Corporation include (1) base salaries, (2) annual incentive bonuses, (3) incentives, and (4) other broad-based compensation plans.

BASE SALARIES

     The Company's executive officers receive base salaries as compensation for the skills, knowledge and experience that they bring to their positions. Base salaries paid to the Company's executive officers were established by the Committee in conjunction with recommendations by the Company's senior management and are pursuant to individual employee agreements negotiated with each individual officer, and are not linked to Company or individual performance objectives. Base salaries are intended to be maintained at or slightly above the median range of salaries for similar positions at public companies that are in the same line of business as the Company and are of similar size. Such companies include those listed in the Comparable Company Index in the Performance Graph that appears below.

     Increases in base salary are intended to be annual as provided for in the individual employment agreements. From time to time, salary increases may be made to reflect changes in an executive's skills, knowledge and experience, increase in duties and responsibilities, and extraordinary demands on time during the preceding fiscal year. Aggregate growth is designed to be competitive with industry trends and reflective of the overall performance of the Company.

ANNUAL INCENTIVE BONUSES

     In the case of Mr. Chriss Street, Mr. Robert Landis and Ms. Mary Jane Johnson, annual bonuses (if any) are respective to their employment agreements. In the case of Mr. Street, Mr. Landis and Ms. Johnson, the annual incentive bonus can be up to $100,000, $60,000, and $75,000, respectively.

     In the case of all other key employees, the Company sought to adopt an annual incentive bonus program that would increase total cash compensation based upon objective improvements of the Company's results of operations. In Fiscal 1999, the Company adopted a new annual incentive bonus program for executive officers and key members of management. At the start of each fiscal year, the Committee, in consultation with senior management, establishes target levels of corporate performance. This target is then translated to a threshold and maximum level of performance with a target opportunity for each executive officer based upon their level of responsibility, potential contribution of the success of the Company, and competitive practices. The target opportunity consists of both the Company's financial performance (net profit) and individual objectives tied to strategic project activity. The individual's actual award is determined at the end of the fiscal year based upon an assessment of both Company and individual performance. Participation is restricted to assistant vice president's and above.

INCENTIVES

     Incentives are in the form of stock options granted at fair market value. Key management are provided an initial grant at the time of hire or appointment and again reviewed annually for additional grants to replenish vested and exercised shares. The Company provides long-term incentives to its executives through established programs designed to encourage executives to acquire and hold shares of Common Stock of the Company. The timing and number of options granted under the Company's stock option plan typically takes into account the Company's performance, the executive's perceived opportunity to contribute to such performance, and the total long-term compensation previously granted to each executive.

     In the case of Mr. Street, Mr. Landis and Ms. Johnson, stock options are pursuant to their employment agreements.

FISCAL 1999 CHIEF EXECUTIVE OFFICER COMPENSATION

     During Fiscal 1999, Chriss W. Street served as Chief Executive Officer of the Company. Mr. Street was initially appointed Interim Chief Executive Officer on May 6, 1994 and was appointed Chief Executive Officer on June 21, 1994. On August 25, 1994, Mr. Street was also appointed President of the Company. In view of Mr. Street's prior and continuing commitment to his investment banking firm and his position with The End of the Road Trust, the Board has allowed him to divide his time between the Company and these other activities. This report discusses the principles applicable to Chief Executive Officer compensation generally as well as specific considerations relating to the compensation awarded Mr. Street.

     The Committee was of the belief that Mr. Street's compensation as Chief Executive Officer appropriately reflected his outstanding performance during his tenure with the Company in face of the condition of the Company and challenges which he inherited upon initially joining the Company. Under Mr. Street's leadership the Company refocused its marketing efforts toward managed care, successfully recruited Senior Management, and restructured its existing business units.

     In determining Mr. Street's base salary, annual bonuses and equity grants, the Committee considered the Company's overall performance and Mr. Street's individual performance as characterized in the same measures described above for determining executive compensation. The Committee also considered the compensation received by Chief Executive Officers of other health care companies, as well as incentives awarded to executives for superior performance.

     Mr. Street's Employment Agreement was renewed effective June 1, 1998 for a period of three years and six months. Per the renewed agreement, Mr. Street's salary is $300,000 per annum. Coincident with his new employment agreement, Mr. Street was awarded an aggregate of 100,000 stock options, subject to the terms of the Company's 1995 Stock Option Plan. On December 14, 1998, the Board of Directors approved the re-pricing of stock option grants for executive officers, subject to each executive returning his options for cancellation. Mr. Street elected to return the 100,000 options granted during Fiscal 1999 and, as a result, the Fiscal 1999 grant was reduced from 100,000 to 75,000 options. In addition, on July 2, 1999, Mr. Street was awarded a stock option grant for 125,000 shares, vesting 50% in six months and 50% is one year. Mr. Street is eligible to receive an annual bonus based on earnings performance. Mr. Street did receive a discretionary bonus of $80,000 for Fiscal 1999.

STAY BONUSES AND CHANGE IN CONTROL PROVISION

     Subsequent to the resignations of William Boucher, J. Marvin Feigenbaum and
A. Richard Pantuliano, and in an effort to hold the management team together for the benefit of the Company and it's shareholders, the Board, as presently constituted, awarded a stay bonus of $225,000 to Chriss Street, $150,000 to Mary Jane Johnson and $125,000 to Robert Landis, not payable unless each remains employed by the Company through December 31, 2000. In addition, provision was made for certain payments in the event of "change of control" . Chriss Street would be entitled to the greater of his base salary for the unexpired portion of the term of his agreement or two times the sum of his prevailing base salary. Mary Jane Johnson and Robert Landis would be entitled to 12 months salary plus a pro-rata portion of their Incentive Bonus at target for the period of the beginning of the fiscal year through date of termination.

     On May 24, 1999, the Board adopted a resolution to further clarify change in control. On July 2, 1999, in light of contract developments, the Board of Directors adopted several resolutions affecting the retention of the executive officers of the Company. Included in these resolutions were additional stock option grants, a stay bonus retention program, and a revision in the calculation to determine annual bonuses.

LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION

     Pursuant to the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1.0 million per executive officer. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1.0 million base. The Board of Directors has determined that no portion of anticipated compensation payable to any executive officer in 1999 would be non-deductible. The Board of Directors will continue to address this issue when formulating compensation arrangements for executive officers, but believes that the deductibility of officer compensation in excess of the $1.0 million threshold is not likely to be an issue for the Company to address in the foreseeable future.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     During Fiscal 1999, recommendations and administrative decisions regarding the compensation of the Company's executives were made by the compensation committee of the Board of Directors, which was comprised entirely of persons who are not officers or employees of the Company. Mr. Feigenbaum, Mr. Boucher, and Mr. Pantuliano served on the compensation committee until their resignations in April, 1999.

     Mr. Street is a director of the Company and served on the stock option committee of the Board of Directors of Nu-Tech Bio-Med, Inc. until his resignation on March 1, 1999. Mr. Feigenbaum, the Company's Vice-Chairman and also the chairman of the compensation committee until his resignation on April 20, 1999, is also the Chairman of Nu-Tech Bio-Med, Inc.

PERFORMANCE GRAPH

     The following is a line graph comparing the Company's total stockholder returns to those of The New York Stock Exchange Composite Index, a Comparable Company Index (including the Company, PMR Corporation, Magellan Health Services, and Horizon Health Corp.) for each year in the period from June 1, 1995 and ended May 31, 1999.Total return values were calculated based on cumulative total return, assuming the value of the investment in the Company's Common Stock and in each index was $100 and that all dividends were reinvested.

                     ASSUMES $100 INVESTED ON JUNE 1, 1994
                          ASSUMES DIVIDENDS REINVESTED
GRAPH                 FIVE FISCAL YEARS ENDED MAY 31, 1999

                                                   COMPREHENSIVE CARE
                                                       CORPORATION            COMPARABLE CO. INDEX           NYSE COMPOSITE
                                                   ------------------         --------------------           --------------
1994                                                     100.00                      100.00                      100.00
1995                                                     126.67                       68.71                      114.94
1996                                                     164.44                      101.58                      146.56
1997                                                     248.89                      118.52                      183.19
1998                                                     180.00                      114.23                      238.34
1999                                                       8.89                       36.25                      267.59

EXECUTIVE COMPENSATION

     This section of the Proxy Statement discloses the compensation earned by the Company's Chief Executive Officer and its other executive officers whose total salary and bonus for Fiscal 1999 exceeded $100,000 (together, these persons are sometimes referred to as the "named executives").

                     TABLE I -- SUMMARY COMPENSATION TABLE

                                                                     ANNUAL COMPENSATION
                                                        ----------------------------------------------
                                                                                OTHER       RESTRICTED
                                                                                ANNUAL        STOCK
                                                        SALARY      BONUS    COMPENSATION    AWARD(S)
 FY         NAME                    POSITION              ($)        ($)         ($)           ($)
 --         ----                    --------            -------     ------   ------------   ----------
1999  Chriss W. Street    Chairman of the Board of      300,861     80,000       5,831(1)      --
                          Directors(13,14),
1998  Chriss W. Street    President(13,14)              264,263       --         6,000(1)      --
                          and Chief Executive
1997  Chriss W. Street    Officer(13)                   245,192     15,947       5,837(1)    589,919(2)
1999  Mary Jane Johnson   Executive Vice President and  146,930     50,000      --             --
1998  Mary Jane Johnson   Chief Operating Officer(13),  110,040     20,000      --             --
                          Chief Executive Officer(14),
1997  Mary Jane Johnson   and                            97,125(5)   5,000      --             --
                          Director(13,14)
                          Executive Vice
1999  Robert Landis       President(13),                139,408(9)  45,000      32,967(8)      --
                          Chief Financial
1998  Robert Landis       Officer(13,14),                 --          --        --             --
1997  Robert Landis       Treasurer(13,14), and           --          --        --             --
                          Director(13)
1999  Joni Cummings       Executive Vice President of   121,142       --        50,024(7)      --
1998  Joni Cummings       Business Development(13)(15)  100,025       --        18,412(6)      --
1997  Joni Cummings                                      76,949       --        24,308(6)      --
1999  H.G. Whittington    Executive Vice President       35,000(10) 15,000      --             --
1998  H.G. Whittington    and National Medical          148,995     20,000      --             --
1997  H.G. Whittington    Director(14)                   50,468(11)   --        --             --

              LONG-TERM COMPENSATION
      ---------------------------------------
       SECURITIES    LONG-TERM
       UNDERLYING    INCENTIVE    ALL OTHER
      OPTIONS/SARS    PAYOUTS    COMPENSATION
 FY       (#)           ($)          ($)
 --   ------------   ---------   ------------
1999    217,501(17)   --               906(12)
1998    120,000       --            76,998(3)
1997     25,000       --           229,508(4)
1999     20,000       --             1,051(12)
1998     37,000       --             1,012(12)
1997      3,000       --               331(12)
1999    153,125(16)   --            --
1998     --           --            --
1997     --           --            --
1999     14,250       --            --
1998     17,000       --            --
1997      3,000       --            --
1999     --           --            --
1998     19,000       --            --
1997      1,000       --            --

---------------
 (1) Represents a car allowance paid by the Company and in accordance with Mr. Street's employment agreement.

 (2) In September 1995, the Board of Directors granted and issued to its President and Chief Executive Officer 100,000 Restricted Shares of its Common Stock, $0.01 par value. The Restricted Shares are subject to vesting at the rate of 5,000 Restricted Shares over a 20-year period. The vesting is subject to acceleration upon the occurrence of certain events as described below. As of May 31, 1997, 49,500 Restricted Shares were vested and 50,500 were unvested, with the holder having sole voting power. On December 16, 1997, the Company, with the consent of Chriss W. Street, terminated a grant of the remaining unvested shares originally granted in September 1995. Coincident with this transaction the Company implemented a new program to grant Mr. Street 120,000 options of Common Stock at a price of $6.6875. The options are fully vested, non-incentive stock options, exercisable on and after June 17, 1998, and through December 19, 2002, regardless of whether Mr. Street's employment with the Company continues through that date.

 (3) Represents $75,873 of a one-time bonus for taxes payable due to the acceleration of Restricted Shares and $1,125 in amounts contributed to Mr. Street's 401(k) Plan Account.

 (4) Represents $227,589 of a one-time bonus for taxes payable due to the acceleration of Restricted Shares and $1,919 in amounts contributed to Mr. Street's 401(k) Plan Account.

 (5) Between August 1, 1996, and January 25, 1997, Ms. Johnson served as an independent consultant to the Company for which she received an aggregate compensation of $53,000.

 (6) Represents commissions paid to Ms. Cummings.

 (7) Represents severance paid to Ms. Cummings.

 (8) Represents moving expenses paid to Mr. Landis.

 (9) Mr. Landis was employed by the Company on July 2, 1998.

(10) Dr. Whittington ceased to be an executive officer of the Company on August 15, 1998.

(11) Dr. Whittington was employed on January 13, 1997. Accordingly, amounts shown for Dr. Whittington reflect compensation that he earned from his date of hire through the end of Fiscal 1997.

(12) Represents amounts contributed by the Company to the indicated person's 401(k) Plan Account.

(13) Comprehensive Care Corporation.

(14) Comprehensive Behavioral Care, Inc., Principal Subsidiary of the Company.

(15) Ms. Cummings ceased being an Executive Officer of the Company on April 16, 1999.

(16) Includes 87,500 options issued at $10.00 per share that were cancelled and repriced at $4.00 per share on December 14, 1998.

(17) Includes $100,000 of options issued at $6.00 per share that were cancelled and repriced at $4.00 per share on December 14, 1998.

                    TABLE II -- OPTIONS HELD AT MAY 31, 1999

     The following tables present information regarding the number of unexercised options held by the Company's named executives at May 31, 1999. There were no options exercised by the Company's named executives during Fiscal 1999. No stock appreciation rights were granted or held by such persons during Fiscal 1999.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                              NUMBER OF      PERCENT OF TOTAL
                              SECURITIES       OPTIONS/SARS      EXERCISE
                              UNDERLYING        GRANTED TO        OR BASE                   GRANT DATE
                             OPTIONS/SARS      EMPLOYEES IN        PRICE      EXPIRATION     PRESENT
           NAME              GRANTED (#)       FISCAL YEAR       ($/SHARE)       DATE         VALUE
           ----              ------------    ----------------    ---------    ----------    ----------
Chriss W. Street...........    117,501(1)          21.4%          $ 4.00      12/14/2008      $2.33
                               100,000(2)          18.2%          $ 6.00      09/14/2008      $2.17
Mary Jane Johnson..........     20,000(1)           3.6%          $ 4.00      12/14/2008      $2.33
Robert J. Landis...........     65,625(1)          12.0%          $ 4.00      12/14/2008      $2.33
                                87,500(2)          15.9%          $10.00      07/02/1998      $5.82

---------------
(1) On December 14, 1998, the Company's Board of Directors approved the re-pricing of stock option grants for Executive Officers, subject to each Executive Officer returning his or her old options for cancellation.

(2) Represents original options granted under the 1995 Incentive Stock Option Plan during Fiscal 1999. These options were cancelled on December 14, 1998

     The fair value as of the date of grant, calculated using the Black-Scholes method is based on assumptions about future interest rates, stock price volatility and dividend yield. There is no assurance that these assumptions will prove to be true in the future. The actual value, if any, that may be realized by each individual will depend upon the market price of the Common Stock on the date of exercise.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                  AND AGGREGATED FISCAL YEAR-END OPTION VALUE

                                                                       NUMBER OF
                                                                       SECURITIES          VALUE OF
                                                                       UNDERLYING       UNEXERCISED IN
                                                                      UNEXERCISED          THE-MONEY
                                                                    OPTIONS/SARS AT     OPTIONS/SARS AT
                                          SHARES         VALUE         FY END(#)          FY END ($)
                                       ACQUIRED ON      REALIZED      EXERCISABLE/       EXERCISABLE/
                NAME                  EXERCISE(#)(1)      ($)       UNEXERCISABLE(2)     UNEXERCISABLE
                ----                  --------------    --------    ----------------    ---------------
Chriss W. Street(1).................       --             --        235,000/42,501            0/0
Mary Jane Johnson...................       --             --           0/20,000               0/0
Robert J. Landis....................       --             --           0/65,625               0/0

---------------
(1) Exercisable options include options for 24,000 and 16,000 shares granted in the Company's 1988 Incentive Stock Option and Non-statutory Plans at $6.25 per share and options for 120,000 and 75,000 shares granted in the Company's 1995 Incentive Stock Option Plan at $6.6875 and $4.00 respectively.

(2) Unexercisable options represent options reissued during Fiscal 1999.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                                  LENGTH OF
                                         NUMBER OF      MARKET PRICE                               ORIGINAL
                                         SECURITIES     OF STOCK AT      EXERCISE                OPTION TERM
                                         UNDERLYING       TIME OF        PRICE AT       NEW      REMAINING AT
                                        OPTIONS/SARS    REPRICING OR     TIME OF      EXERCISE     DATE OF
                                        REPRICED OR      AMENDMENT     REPRICING OR    PRICE     REPRICING OR
          NAME               DATE      AMENDED (#)(1)       ($)         AMENDMENT       ($)      AMENDMENT(2)
          ----            ----------   --------------   ------------   ------------   --------   ------------
Chriss W. Street........  12/14/1998      100,000          $4.00         $ 6.0000      $4.00         9.75
                          12/14/1998       25,000          $4.00         $ 7.8750      $4.00         7.69
                          12/14/1998       20,000          $4.00         $ 8.0000      $4.00         6.23
                          12/14/1998       20,000          $4.00         $10.0000      $4.00         6.23
                          12/14/1998       20,000          $4.00         $12.0000      $4.00         6.23
Mary Jane Johnson.......  12/14/1998       37,000          $4.00         $10.8750      $4.00         8.73
                          12/14/1998        3,000          $4.00         $13.8750      $4.00         8.30
Robert J. Landis........  12/14/1998       87,500          $4.00         $10.0000      $4.00         9.55

---------------
(1) On December 14, 1998, the Company's Board of Directors approved the re-pricing of stock option grants for Executive Officers, subject to each Executive Officer returning his or her old options for cancellation. For every two options cancelled under the 1988 Incentive Stock Option and Non-statutory Stock Option Plans, one option was reissued under the 1995 Incentive Stock Option Plan. For every four options cancelled under the 1995 Incentive Stock Option Plan, three new options were reissued. All reissued options are subject to the provisions of the 1995 Plan, including vesting in accordance with the Company's vesting policy. The exercise price of the reissued options equals the December 14, 1998, closing price of $4.00.

(2) The stated term equals the remaining life in years.

EMPLOYMENT AGREEMENTS WITH EXECUTIVES

     On September 14, 1998, the Company entered into an employment agreement with Mr. Chriss W. Street that has a term expiring on November 30, 2001. Mr. Street's employment agreement as amended provides for a salary at the rate of $300,000 per annum and includes a performance based bonus of up to a target amount of $100,000 in connection with the Company's Annual Management Bonus Plan ("MBP Plan"). In addition, Mr. Street is provided with health insurance and other benefits and a policy of life insurance. He also receives an auto allowance of $600 per month and reimbursement for expenses incurred on behalf of the Company and in connection with the performance of his duties. The agreement obligates the Company to use its best efforts to cause Mr. Street to continue to be elected as a Class II director, and as Chairman of its Board of Directors. The agreement provides that the Company procure Directors and Officers Liability Insurance in an amount not less than $1.0 million. Mr. Street's employment agreement provides that in the event of a change of control of the Company as defined and amended by the Board of Directors on May 24, 1999, Mr. Street will be paid a severance benefit equal to the greater of (i) the balance of his base salary for the remainder of the unexpired term of his agreement or (ii) two times the sum of Mr. Street's then prevailing base salary. Mr. Street will receive a stay bonus of $225,000 provided he remains employed by the Company through December 31, 2000.

     In September 1995, the Board of Directors granted and issued to Mr. Street 100,000 Restricted Shares of its Common Stock, $0.01 par value. The Restricted Shares were subject to vesting at the rate of 5,000 Restricted Shares per fiscal year over a 20-year period. The vesting of the restricted shares was subject to acceleration upon the occurrence of certain events. During fiscal years prior to Fiscal 1999, certain objective non-discretionary conditions for acceleration related to the vesting of 49,500 Restricted Shares granted to the CEO were achieved. Based on increases in the fair market value of the Company's Common Stock, the Company provided for compensation expenses of $0.5 million for the acceleration of 37,000 Restricted Shares; to be earned in the fiscal year ended May 31, 1997. In addition, the estimated bonus payments for income taxes as provided for in the employment agreement were approximately $0.2 million during Fiscal 1997. As of

December 16, 1997, 49,500 Restricted Shares were vested and 50,500 were unvested, with the holder having sole voting power. The Company, with the consent of Chriss W. Street, terminated a grant of the 50,500 remaining, unvested shares. Coincident with this transaction, the Company implemented a new program to grant Mr. Street 120,000 options of common stock at a price of $6.6875. These options are fully vested, non-incentive stock options, exercisable on and after June 17, 1998 and through December 19, 2002, regardless of whether Mr. Street's employment with the Company continues through that date. In addition Mr. Street was awarded a stock option grant for 125,000 shares on July 2, 1999 vesting 50% in six months and 50% is one year.

     On July 2, 1999, the Company entered into an employment agreement with Ms. Mary Jane Johnson. Ms. Johnson's employment agreement provides for a salary at the rate of $175,000 per annum and includes a performance-based bonus of up to a target amount of $75,000 in connection with the Company's MB Plan. In addition, Ms. Johnson is provided with health insurance and other benefits and a policy of life insurance. Ms. Johnson's employment agreement provides that in the event of a change of control of the Company as defined and amended by the Board of Directors on May 24, 1999, Ms. Johnson will receive a severance benefit equal to 12 months salary and a pro-rata portion of her target Incentive Bonus calculated from the beginning of the fiscal year through date of termination. Ms. Johnson will receive a stay bonus of $150,000 provided she remains employed by the Company through December 31, 2000.

     On September 14, 1998, the Company entered into an employment agreement with Mr. Robert J. Landis that has a term expiring on January 2, 2000. Mr. Landis' employment agreement as amended provides for a salary at the rate of $150,000 per annum and a performance-based bonus of up to a target amount of $60,000 in connection with the Company's MBP Plan. In addition, Mr. Landis is provided with health insurance and other benefits and a policy of life insurance. Mr. Landis' employment agreement provides that, in the event of a change in control of the Company as defined, Mr. Landis will be paid a severance benefit equal to the greater of (i) the balance of his base salary for the remainder of the unexpired term of his agreement or (ii) twelve (12) months base salary, together with his incentive bonus. Mr. Landis will receive a stay bonus of $125,000 provided he remains employed by the Company through December 31, 2000.

     On December 14, 1998, the Company's Board of Directors approved the re-pricing of stock option grants for Executive Officers, subject to each executive Officer returning his or her old options for cancellation. Mr. Street, Ms. Johnson, and Mr. Landis elected to reprice 185,000, 40,000, and 87,500, respectively, of their unvested options from prior year agreements.

INDEMNIFICATION AGREEMENT

     In connection with the Company's indemnification program for executive officers and directors, Mr. Street, Ms. Johnson, and Mr. Landis, as well as eight former directors and nine former executive officers, are entitled to indemnification and are beneficiaries of the officers and directors indemnification trust (as defined below).

     Upon written demand for payment by the person designated in the Trust Agreement as Beneficiary Representative accompanied by a "Notice of Qualification" (as defined below), the Trustee shall pay the person designated in the Trust Agreement ("Underwriter") to administer the payments to the accounts of Indemnitees an amount not greater than the balance, if any, of the specified bookkeeping account ("Account") recorded by the Trustee for each Indemnitee. A "Notice of Qualification" is a written statement by the Beneficiary Representative which (i) states the date and action on which the policyholder is obligated to Indemnitee(s) under the terms of the Indemnification Agreement, (ii) certifies that, pursuant to the terms of the Indemnification Agreement, the Indemnitees are entitled to payment thereunder as a result of the investigation, claim, action, suit or proceeding, and (iii) states the amount of the payment to which the Underwriter is entitled. Upon the receipt of a demand, the Trustee shall promptly inform the Company of such receipt, by courier delivery to the Company, of written notice thereof. Subject to any contrary order issued by a court of competent jurisdiction, a payment made pursuant to this Section may be made without the approval or direction of the Company, and shall be made despite any direction to the contrary by the Company. Prior to the time amounts are to be paid to the Underwriter or his designee from the Trust Fund as described above, Indemnitees have no preferred claim or beneficial ownership interest in trust funds, and their rights are merely unsecured contractual rights.

     The Company considers it desirable to provide each Indemnitee with specified assurances that the Company can and will honor the Company's obligations under the Indemnification Agreements, including a policy of insurance to provide for directors and officers liability coverage.

STOCK OPTION PLANS

1995 INCENTIVE PLAN

     The Company has a 1995 Incentive Stock Option ("ISO") Plan (the "1995 Plan"). The 1995 Plan provides for the granting of options to eligible employees and consultants to the Company. Options granted as incentive stock rights, stock options, stock appreciation rights, limited stock appreciation rights and restricted stock grants under the 1995 Plan may qualify as an ISO under Section 422A of the Internal Revenue Code. Options for ISO's may be granted for terms up to ten years and are generally exercisable in cumulative increments of 50% each year. Effective July 2, 1999, the vesting schedule of new grants issued under the plan shall be 50% starting six months after the date of grant and the remaining 50% starting one year after the date of grant. Options for NSO's may be granted for terms of up to 13 years. Options for ISO's must equal or exceed the fair market value of the shares on the date of grant, and 65% in the case of other options. The 1995 Plan also provides for the full vesting of all outstanding options under certain change of control events. The maximum number of shares authorized for issuance under the 1995 Plan is 1,000,000.

     On December 14, 1998, the Company's Board of Directors approved the re-pricing of stock option grants for Executive Officers, subject to each executive Officer returning his or her old options for cancellation. For every 2 options surrendered for cancellation under the 1988 Incentive Stock Option and Nonstatutory Stock Option Plans, one option was reissued from the 1995 Incentive Stock Option Plan. For every four options surrendered for cancellation under the 1995 Stock Option Plan, three new options were reissued subject to the Company's usual stock option grants. In September 1995, the Board of Directors granted and issued to its President and Chief Executive Officer, 100,000 Restricted Shares of its Common Stock, $0.01 par value. Such grant of Restricted Shares was issued from the Company's 1995 Incentive Plan and was ratified by the stockholders at the 1995 Annual Meeting. The Restricted Shares were subject to vesting at the rate of 5,000 shares per fiscal year (the "Annual Vested Shares") over a 20-year period. The vesting of the Restricted Shares was subject to acceleration upon the occurrence of certain events of acceleration. As of December 16, 1997, 49,500 Restricted Shares were vested and 50,500 were unvested, with the holder having sole voting power. The Company, with the consent of Chriss W. Street, terminated a grant of the remaining unvested shares originally granted in September 1995. Coincident with this transaction, the Company implemented a new program to grant Mr. Street 120,000 options of common stock at a price of $6.6875. These options are fully vested, non-incentive stock options, exercisable on and after June 17, 1998 and through December 19, 2002, regardless of whether Mr. Street's employment with the Company continues through that date.

NON-EMPLOYEE DIRECTOR PLAN

     The Company has a non-qualified stock option plan for its outside directors (the "Directors' Plan"). The Directors' Plan provides for the Company to grant to each non-employee director options as follows: (1) each individual serving as a non-employee director as of the effective date were granted a non-qualified stock option to purchase 10,000 shares of Common Stock ("Initial Grant"); (2) each individual who first becomes a non-employee director on or after the effective date, will be granted, at the time of such election or appointment a non-qualified stock option to purchase 10,000 shares of Common Stock ("Initial Grant"); (3) commencing with the 1995 annual meeting of the Company's stockholders, each individual who at each annual meeting of the Company's stockholders remains a non-employee director will receive an additional non-qualified stock option to purchase 2,500 shares of Common Stock. Commencing with the 1996 annual meeting, the number of options awarded annually to all non-employee directors was increased from 2,500 shares to 5,000 shares and provided for an annual grant of special service options to the Vice Chairman of the Board of 3,333 shares and to each committee chairman of 8,333 shares and each committee member of 2,500 shares. In addition, each non-employee director will automatically be granted an option to purchase 10,000 shares upon joining the Board of Directors and options to purchase 5,000 shares on the date of the annual meeting. Each non-qualified stock option is exercisable at a price equal to the Common Stock's fair market value as of the date of grant. Initial grants vest annually in 25 percent increments beginning on the first anniversary of the date of grant, provided the individual is still a director on those dates. Annual grants will become 100 percent vested as of the first annual meeting of the Company's stockholders following the date of grant, provided the individual is still a director as of that date. An optionee who ceases to be a director shall forfeit that portion of the option attributable to such vesting dates on or after the date he or she ceases to be a director. The maximum number of shares authorized for issuance under the Directors' Plan is 250,000.

CERTAIN TRANSACTIONS

     For information relating to Employment Agreements with executive officers, stock options, stay bonuses and other compensations, see "Report Regarding Compensation of Executive Officers of Comprehensive Care Corporation" and Employment Agreements with Executive Officers.

                              INDEPENDENT AUDITORS

     Effective May 17, 1999, the Company engaged Richard A. Eisner & Company, LLP ("RAE") as independent accountants to audit its financial statements for the fiscal year ending May 31, 1999. The engagement of RAE was in lieu of Ernst & Young, LLP ("E&Y"), who was dismissed by the Company on May 17, 1999. E&Y had audited the Company's financial statements for each of the two most recent fiscal years, and with respect to which had included in its reports a "going concern" uncertainty and, for the fiscal year ended May 31, 1998, included an explanatory paragraph regarding the Company's change in the method used for estimating its claims liability.

     The Company has not, during its two preceding fiscal years and any subsequent interim periods, had any dispute or disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report.

     The engagement of RAE in lieu of E&Y was prompted by economic considerations and was concurred to by the Board of Directors of the Company.

                                 ANNUAL REPORT

     The 1999 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended May 31, 1999 and the Company's annual report on Form 10-K (without exhibits thereto), has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to the Secretary of the Company, 4200 West Cypress Street, Tampa, Florida 33607.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the 1999 Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting thereon in accordance with their judgment pursuant to the discretionary authority given them in the proxy.

               STOCKHOLDER PROPOSALS FOR YEAR 2000 ANNUAL MEETING

     Stockholder proposals to be submitted for inclusion in the year 2000 proxy materials and consideration at the year 2000 Annual Meeting of Stockholders must be received by the Company not later than April 10, 2000. Such proposals should be directed to the Secretary of the Company, 4200 West Cypress Street Suite 300, Tampa, Florida 33607.

                                          By Order of the Board of Directors,

                                          /s/ COURTNEY WATSON
                                          Courtney Watson
                                          Secretary

November 3, 1999
Tampa, Florida

                         COMPREHENSIVE CARE CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 10, 1999

    The undersigned hereby appoints Chriss W. Street and Courtney Watson, or either of them, proxies, with power of substitution, to vote the shares of common stock of Comprehensive Care Corporation which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders on December 10, 1999, and any adjournment thereof, as follows:

    1. PROPOSAL 1: Election of Director:

      [ ] FOR the election as a director the following:

          Class II: Nominee for a 3-year term expiring in the year 2002:

              Chriss W. Street

      [ ] WITHHOLD AUTHORITY to elect the nominee listed above.

    2. With discretionary power in the transaction of such other business as may properly come before the annual meeting.

    THIS PROXY, PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE 1999 ANNUAL MEETING.

                                             Dated:  , 1999.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                 Signature (if held jointly)
                                             Title or authority (if applicable)

                                             NOTE: Please sign exactly as name
                                             appears hereon. If shares are
                                             registered in more than one name,
                                             the signature of all persons are
                                             required. A corporation should sign
                                             in its full corporate name by a
                                             duly authorized officer, stating
                                             his or her title. Trustees,
                                             guardians, executors and
                                             administrators should sign in their
                                             official capacity, giving their
                                             full title as such. If a
                                             partnership, please sign in the
                                             partnership name by an authorized
                                             person.

                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          THIS PROXY PROMPTLY, USING THE
                                          ENCLOSED ENVELOPE. NO POSTAGE REQUIRED
                                          IF MAILED IN THE UNITED STATES OF
                                          AMERICA.